COMPANY CONTACTS

Jeff Donnelly
Chief Financial Officer
(240) 744-1190

Briony Quinn
Senior Vice President
(240) 744-1196

FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS FIRST QUARTER RESULTS
Portfolio Turns Cash Flow Positive in March
Completes Frenchman's Reef Transaction
BETHESDA, Maryland, Thursday, May 6, 2021 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 30 premium hotels in the United States, today announced results of operations for the quarter ended March 31, 2021.

First Quarter 2021 Highlights:
•Net Loss: Net loss was $171.6 million and loss per diluted share was $0.82.
•Comparable Revenues: Comparable total revenues decreased 57.1% from the comparable period of 2020.
•Comparable RevPAR: RevPAR decreased 54.4% from the comparable period of 2020.
•Hotel Adjusted EBITDA: Hotel Adjusted EBITDA was ($2.6) million, a 65.8% improvement from the fourth quarter of 2020.
•Adjusted EBITDA: Adjusted EBITDA was ($9.6) million, which represents a 35.6% increase from the fourth quarter of 2020.
•Adjusted FFO: Adjusted FFO was ($24.9) million and Adjusted FFO per diluted share was ($0.12).
•Debt Modification: In January 2021, the Company successfully secured additional amendments to the agreements for its $400 million revolving credit facility and its $400 million unsecured term loans to extend the waiver of financial covenants to December 2021 and extend the modification of certain financial covenants through March 2023.
•Liquidity: The Company ended the first quarter with $436.9 million total liquidity comprised of $99.8 million of unrestricted corporate cash, $37.1 million of unrestricted cash at its hotels and $300.0 million of capacity on the Company’s revolving credit facility. In March 2021, the Company had its first cash flow positive month since the COVID-19 pandemic began in March 2020.
•Agreement to Sell The Lexington Hotel: The Company entered into an agreement to sell The Lexington Hotel New York for a contractual purchase price of $185.0 million. The sales price represents a 6.3% capitalization rate on the hotel's 2019 net operating income.

Recent Developments:
•Frenchman's Reef: On April 30, 2021 the Company sold Frenchman's Reef & Morning Star Marriott Beach Resort (“Frenchman's Reef”).

•Salt Lake City Marriott Downtown Ground Lease Extension: On April 1, 2021, the Company completed a transaction to extend the ground lease under the hotel to an 85-year term, which expires in 2106.

“The performance in the first quarter exceeded internal expectations as lodging demand began returning to many of our hotels, particularly in the resort segment,” said Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company. "As spring unfolds we continue to see lodging demand rebound as vaccinations become widely available in the United States. In addition to our solid operational performance in the first quarter, we are pleased to announce both the transaction for the Frenchman's Reef Resort development in the U.S. Virgin Islands and the pending sale of The Lexington Hotel in New York City. These two transactions will allow DiamondRock to accelerate our strategic goal of increasing the portfolio allocation to experiential, drive-to resorts and lifestyle hotels."

Operating Results

Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results exclude Frenchman's Reef for all periods presented. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

	Quarter Ended March 31,			Change From
	2021	2020	2019	2020	2019
	($ amounts in millions, except hotel statistics and per share amounts)
Comparable Operating Results (1)
ADR	$216.85	$216.46	$216.38	0.2%	0.2%
Occupancy	26.9%	59.1%	73.2%	(32.2)%	(46.3)%
RevPAR	$58.34	$127.98	$158.30	(54.4)%	(63.1)%
Total RevPAR	$84.41	$194.59	$234.43	(56.6)%	(64.0)%
Revenues	$72.9	$170.0	$202.4	(57.1)%	(64.0)%
Hotel Adjusted EBITDA	$(2.6)	$17.8	$47.1	(114.6)%	(105.5)%
Hotel Adjusted EBITDA Margin	(3.52)%	10.48%	23.28%	(1,400) bps	(2,680) bps
Available Rooms	864,090	873,600	863,264	(9,510)	826

Actual Operating Results
Revenues	$72.9	$170.0	$202.4	(57.1)%	(64.0)%
Net (loss) income	$(171.6)	$(34.7)	$9.0	(394.5)%	(2006.7)%
(Loss) income per diluted share	$(0.82)	$(0.17)	$0.04	(382.4)%	(2150.0)%
Adjusted EBITDA	$(9.6)	$11.9	$49.2	(180.7)%	(119.5)%
Adjusted FFO	$(24.9)	$8.4	$41.9	(396.4)%	(159.4)%
Adjusted FFO per diluted share	$(0.12)	$0.04	$0.21	(400.0)%	(157.1)%
(1) Comparable operating results does not adjust for hotels that have suspended operations.

The following tables provide operating information for the Company’s portfolio throughout the first quarter:

	January 2021	February 2021	March 2021	First Quarter 2021
Hotels Open and Operating the Entire Period
Number of Hotels	26	26	26	26
Occupancy	26.6%	36.5%	44.5%	35.8%
ADR	$192.17	$215.29	$232.94	$216.93
RevPAR	$51.09	$78.50	$103.54	$77.68
Total RevPAR	$76.59	$115.31	$144.89	$112.16
Resorts Open and Operating the Entire Period
Number of Hotels	12	12	12	12
Occupancy	42.9%	57.8%	65.7%	55.4%
ADR	$259.26	$306.12	$350.43	$311.73
RevPAR	$111.19	$176.80	$230.27	$172.62
Total RevPAR	$169.63	$264.48	$334.80	$256.03

Hotel Operations Update

On January 3, 2021, the Company suspended operations at the Chicago Marriott Downtown Magnificent Mile due to lack of travel demand and new governmental restrictions put in place. The hotel was reopened on April 15, 2021. Following the reopening of the Hilton Garden Inn New York/Times Square Central on May 3, 2021, the Company currently has 28 of its 30 hotels open, representing 90% of its total rooms. The Company currently expects to reopen the Courtyard New York Manhattan/Fifth Avenue in June 2021, but expects the Lexington Hotel New York to remain closed until it is sold. The Company will continue to aggressively manage costs at all of its hotels and ensure appropriate cleanliness and safety protocols. The Company is carefully monitoring demand trends and adjusted sales strategies and staffing to respond rapidly in a changing environment.

Frenchman's Reef Transaction

Frenchman's Reef sustained significant damage in 2017 from two hurricanes and the Company received approximately $240 million in proceeds under its insurance claim. The rebuild of the resort, which was less than 50% completed, was suspended in mid-March 2020 in response to the COVID-19 pandemic. In late 2020, the Company initiated a process to explore alternatives for completing the rebuild. On April 30, 2021, the Company sold the wholly owned subsidiary that owns Frenchman's Reef to an affiliate of Fortress Investment Group. The Company received $35.0 million in cash consideration, as well as a participation right in the future profits of the hotel once certain return metrics are achieved.

Pending Sale of The Lexington Hotel

In March 2021, the Company entered into an agreement to sell The Lexington Hotel New York for a contractual purchase price of $185.0 million. The sale represents a 6.3% capitalization rate on the Hotel’s 2019 net operating income. The sale is expected to close before the end of the third quarter and the buyer has posted a $5.0 million non-refundable deposit.

Capital Expenditures

The Company expects to spend approximately $55 million on necessary capital improvements and a select few transformational projects with attractive returns on investment in 2021. Significant projects include the following:

•The Lodge at Sonoma: The Company is completing an upgrade renovation to reposition and rebrand the hotel to an Autograph Collection Hotel in the third quarter of 2021. The renovation includes a new restaurant by celebrity chef Michael Mina.
•Vail Marriott Mountain Resort: The Company plans to complete the final phase of a multi-year renovation to rebrand the resort as a Luxury Collection Hotel in the fourth quarter of 2021.
•JW Marriott Denver Cherry Creek: The Company plans to complete renovations in the second half of 2021 to rebrand the hotel as a Luxury Collection Hotel at the start of 2022.

The Company invested approximately $9.5 million in capital improvements at its operating hotels during the three months ended March 31, 2021. The Company spent approximately $2.5 million on the rebuild of Frenchman's Reef & Morning Star Marriott Beach Resort during the three months ended March 31, 2021 and has no further obligations to fund any additional amounts related to the rebuild following the transaction on April 30, 2021.

Balance Sheet and Liquidity

As of March 31, 2021, the Company's liquidity was $436.9 million and is comprised of $99.8 million of unrestricted corporate cash, $37.1 million of unrestricted cash at its hotels and $300.0 million of capacity on its senior unsecured credit facility. As of March 31, 2021, the Company had $1.1 billion of total debt outstanding, which consisted of $593.9 million of property-specific, non-recourse mortgage debt, $400.0 million of unsecured term loans and $100.0 million outstanding on its $400.0 million senior unsecured credit facility. The Company has no debt maturities until 2022.

Dividends

The Company declared a quarterly dividend of $0.515625 per share on its 8.250% Series A Cumulative Redeemable Preferred Stock to shareholders of record as of March 18, 2021. This dividend was paid on March 31, 2021. The Company has suspended its quarterly common stock cash dividends. The resumption in quarterly common dividends will be determined by the Company’s Board of Directors.

Earnings Call

The Company will host a conference call to discuss its first quarter results on Friday, May 7, 2021, at 9:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 844-287-6622 (for domestic callers) or 530-379-4559 (for international callers). The participant passcode is 3978794. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one week.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company currently owns 30 premium quality hotels with over 9,600 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operations of the Company and its hotels; national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness and its ability to obtain covenant waivers on its credit agreements for its senior unsecured credit facility and unsecured term loans; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31, 2021	December 31, 2020
ASSETS	(unaudited)
Property and equipment, net	$2,677,156	$2,817,356
Right-of-use assets	96,376	96,673
Restricted cash	24,120	23,050
Due from hotel managers	72,172	69,495
Prepaid and other assets (1)	24,400	28,403
Cash and cash equivalents	99,827	111,796
Total assets	$2,994,051	$3,146,773
LIABILITIES AND EQUITY
Liabilities:
Mortgage and other debt, net of unamortized debt issuance costs	$591,544	$595,149
Unsecured term loans, net of unamortized debt issuance costs	398,126	398,550
Senior unsecured credit facility	100,000	55,000
Total debt	1,089,670	1,048,699

Lease liabilities	105,583	104,973
Deferred rent	57,492	56,344
Due to hotel managers	81,821	95,548
Unfavorable contract liabilities, net	64,381	64,796
Accounts payable and accrued expenses (2)	39,052	46,542
Deferred income related to key money, net	10,847	10,946
Total liabilities	1,448,846	1,427,848
Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized;
8.250% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), 4,760,000 and no shares issues and outstanding at March 31, 2021 and December 31, 2020, respectively	48	48
Common stock, $0.01 par value; 400,000,000 shares authorized; 210,243,765 and 210,073,514 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	2,103	2,101
Additional paid-in capital	2,285,509	2,285,491
Accumulated deficit	(749,832)	(576,531)
Total stockholders’ equity	1,537,828	1,711,109
Noncontrolling interests	7,377	7,816
Total equity	1,545,205	1,718,925
Total liabilities and equity	$2,994,051	$3,146,773

(1) Includes $2.4 million of insurance receivables as of December 31, 2020, $10.3 million and $10.7 million of prepaid expenses and $14.1 million and $15.3 million of other assets as of March 31, 2021 and December 31, 2020, respectively.

(2) Includes $2.6 million of deferred tax liabilities, $10.6 million and $15.2 million of accrued property taxes, $2.5 million and $3.9 million of accrued capital expenditures and $23.4 million and $24.8 million of other accrued liabilities as of March 31, 2021 and December 31, 2020, respectively.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues:
Rooms	$50,412	$111,801
Food and beverage	13,925	43,905
Other	8,600	14,289
Total revenues	72,937	169,995
Operating Expenses:
Rooms	13,828	35,653
Food and beverage	11,561	31,087
Management fees	1,119	3,477
Franchise fees	2,447	5,796
Other hotel expenses	48,935	77,843
Depreciation and amortization	26,962	30,100
Impairment losses	122,552	—
Corporate expenses	7,159	5,557
Total operating expenses, net	234,563	189,513

Interest and other (income) expense, net	(156)	399
Interest expense	8,484	21,218
Total other expenses, net	8,328	21,617
Loss before income taxes	(169,954)	(41,135)
Income tax (expense) benefit	(1,613)	6,443
Net loss	(171,567)	(34,692)
Less: Net loss attributable to noncontrolling interests	720	133
Net loss attributable to the Company	(170,847)	(34,559)
Distributions to preferred stockholders	(2,454)	—
Net loss attributable to common stockholders	$(173,301)	$(34,559)
Loss per share:
Net loss per share available to common stockholders - basic	$(0.82)	$(0.17)
Net loss per share available to common stockholders - diluted	$(0.82)	$(0.17)

Weighted-average number of common shares outstanding:
Basic	211,671,581	201,207,835
Diluted	211,671,581	201,207,835

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA, EBITDAre and FFO

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by the Nareit, which defines FFO as net income determined in accordance with U.S. GAAP, excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Hotel EBITDA

Hotel EBITDA represents net income excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses (shown as corporate expenses on the consolidated statements of operations), and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs). With respect to Hotel EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Adjustments to EBITDAre, FFO and Hotel EBITDA

We adjust EBITDAre, FFO and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, Adjusted FFO and Hotel Adjusted EBITDA when combined with U.S. GAAP net income, EBITDAre, FFO and Hotel EBITDA, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. We adjust EBITDAre, FFO and Hotel EBITDA for the following items:

•Non-Cash Lease Expense and Other Amortization: We exclude the non-cash expense incurred from the straight line recognition of expense from our ground leases and other contractual obligations and the non-cash amortization of our favorable and unfavorable contracts, originally recorded in conjunction with certain hotel acquisitions. We exclude these non-cash items because they do not reflect the actual cash amounts due to the respective lessors and service providers in the current period and they are of lesser significance in evaluating our actual performance for that period.

•Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•Hotel Manager Transition Items: We exclude the transition items associated with a change in hotel manager because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•Other Items:  From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to, the following: pre-opening costs incurred with newly developed hotels; lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; costs incurred related to natural disasters; and gains on property insurance claim settlements, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to interest rate swaps. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre and Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2021	2020	2019
Net (loss) income	$(171,567)	$(34,692)	$8,980
Interest expense	8,484	21,218	11,662
Income tax expense (benefit)	1,613	(6,443)	(3,849)
Real estate related depreciation and amortization	26,962	30,100	28,996
EBITDA	(134,508)	10,183	45,789
Impairment losses	122,552	—	—
EBITDAre	(11,956)	10,183	45,789
Non-cash lease expense and other amortization	1,672	1,750	1,715
Professional fees and pre-opening costs related to Frenchman's Reef (1)	575	(297)	1,367
Hotel manager transition items	128	227	297
Severance costs (2)	10	—	—
Adjusted EBITDA	$(9,571)	$11,863	$49,168
(1)Represents pre-opening costs related to the re-opening of Frenchman's Reef & Morning Star Marriott Beach Resort, as well as legal and professional fees and other costs incurred at Frenchman's Reef & Morning Star Marriott Beach Resort as a result of Hurricane Irma that are not covered by insurance.
(2)Three months ended March 31, 2021 consists of severance costs incurred with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

Hotel EBITDA and Hotel Adjusted EBITDA

The following table is a reconciliation of our GAAP net income to Hotel EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2021	2020	2019
Net (loss) income	$(171,567)	$(34,692)	$8,980
Interest expense	8,484	21,218	11,662
Income tax expense (benefit)	1,613	(6,443)	(3,849)
Real estate related depreciation and amortization	26,962	30,100	28,996
EBITDA	(134,508)	10,183	45,789
Corporate expenses	7,159	5,557	7,064
Interest and other (income) expense, net	(156)	399	(303)
Professional fees and pre-opening costs related to Frenchman's Reef (1)	575	(297)	1,367
Impairment losses	122,552	—	—
Hotel EBITDA	(4,378)	15,842	53,917
Non-cash lease expense and other amortization	1,672	1,750	1,715
Hotel manager transition items	128	227	297
Severance costs (2)	10	—	—
Hotel Adjusted EBITDA	$(2,568)	$17,819	$55,929
(1)Represents pre-opening costs related to the re-opening of Frenchman's Reef & Morning Star Marriott Beach Resort, as well as legal and professional fees and other costs incurred at Frenchman's Reef & Morning Star Marriott Beach Resort as a result of Hurricane Irma that are not covered by insurance.
(2)Three months ended March 31, 2021 consists of severance costs incurred with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended March 31,
	2021	2020	2019
Net (loss) income	$(171,567)	$(34,692)	$8,980
Real estate related depreciation and amortization	26,962	30,100	28,996
Impairment losses	122,552	—	—
FFO	(22,053)	(4,592)	37,976
Distribution to preferred stockholders	(2,454)	—	—
FFO available to common stock and unit holders	(24,507)	(4,592)	37,976
Non-cash lease expense and other amortization	1,672	1,750	1,715
Professional fees and pre-opening costs related to Frenchman's Reef (1)	575	(297)	1,367
Hotel manager transition items	128	227	297
Severance costs (2)	10	—	—
Fair value adjustments to interest rate swaps	(2,731)	11,312	572
Adjusted FFO available to common stock and unit holders	$(24,853)	$8,400	$41,927
Adjusted FFO available to common stock and unit holders, per diluted share	$(0.12)	$0.04	$0.21
(1)Represents pre-opening costs related to the re-opening of Frenchman's Reef & Morning Star Marriott Beach Resort, as well as legal and professional fees and other costs incurred at Frenchman's Reef & Morning Star Marriott Beach Resort as a result of Hurricane Irma that are not covered by insurance.
(2) Three months ended March 31, 2021 consists of severance costs incurred with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results, which excludes the results for Frenchman's Reef & Morning Star Marriott Beach Resort (in thousands):

	Three Months Ended March 31,
	2021	2020	2019
Revenues	$72,937	$169,995	$202,375
Hotel revenues from Frenchman's Reef & Morning Star Marriott Beach Resort	—	—	—
Comparable Revenues	$72,937	$169,995	$202,375

Hotel Adjusted EBITDA	$(2,568)	$17,819	$55,929
Hotel Adjusted EBITDA from Frenchman's Reef & Morning Star Marriott Beach Resort	—	—	(8,822)
Comparable Hotel Adjusted EBITDA	$(2,568)	$17,819	$47,107

Hotel Adjusted EBITDA Margin	(3.52)%	10.48%	27.64%
Comparable Hotel Adjusted EBITDA Margin	(3.52)%	10.48%	23.28%

Market Capitalization as of March 31, 2021
(in thousands)
Enterprise Value

Common equity capitalization (at March 31, 2021 closing price of $10.30/share)	2,197,581
Consolidated debt (face amount)	1,093,906
Cash and cash equivalents	(99,827)
Total enterprise value	$3,191,660
Share Reconciliation

Common shares outstanding	210,244
Unvested restricted stock held by management and employees	1,436
Share grants under deferred compensation plan	1,678
Combined shares outstanding	213,358

Debt Summary as of March 31, 2021
(dollars in thousands)
Loan	Interest Rate as of March 31, 2021	Term	Outstanding Principal	Maturity
Salt Lake City Marriott Downtown at City Creek	LIBOR + 3.25 (1)	Variable	46,800	January 2022 (2)
Westin Washington D.C. City Center	3.99%	Fixed	57,691	January 2023
The Lodge at Sonoma Renaissance Resort & Spa	3.96%	Fixed	26,144	April 2023
Westin San Diego Downtown	3.94%	Fixed	59,844	April 2023
Courtyard New York Manhattan / Midtown East	4.40%	Fixed	79,117	August 2024
Worthington Renaissance Fort Worth Hotel	3.66%	Fixed	78,770	May 2025
JW Marriott Denver Cherry Creek	4.33%	Fixed	59,732	July 2025
Westin Boston Waterfront	4.36%	Fixed	185,808	November 2025
Unamortized debt issuance costs			(2,362)
Total mortgage and other debt, net of unamortized debt issuance costs			591,544

Unsecured term loan	LIBOR + 2.40% (3)	Variable	350,000	July 2024
Unsecured term loan	LIBOR + 2.40% (4)	Fixed	50,000	October 2023
Unamortized debt issuance costs			(1,874)
Unsecured term loans, net of unamortized debt issuance costs			398,126

Senior unsecured credit facility	LIBOR + 2.55% (5)	Variable	100,000	July 2023 (6)

Total debt, net of unamortized debt issuance costs			$1,089,670
Weighted-average interest rate of fixed rate debt	4.25%
Total weighted-average interest rate	3.87%
(1)LIBOR is subject to a floor of 1.0%.
(2)The loan may be extended for an additional year upon satisfaction of certain conditions.
(3)The Company entered into an interest rate swap agreement in July 2019 to fix LIBOR at 1.70% for $175 million of the term loan through July 2024. LIBOR is subject to a floor of 0.25%.
(4)    The Company entered into an interest rate swap agreement in January 2019 to fix LIBOR at 2.41% through October 2023.
(5)    LIBOR is subject to a floor of 0.25%.
(6)    May be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

	Operating Statistics – January
	Number of Rooms	ADR			Occupancy			RevPAR
		January 2021	January 2020	B/(W) 2020	January 2021	January 2020	B/(W) 2020	January 2021	January 2020	B/(W) 2020

Atlanta Marriott Alpharetta	318	$94.34	$184.73	(48.9)%	11.1%	59.2%	(48.1)%	$10.48	$109.32	(90.4)%
Barbary Beach House Key West	184	$283.14	$289.25	(2.1)%	65.4%	94.4%	(29.0)%	$185.05	$273.12	(32.2)%
Bethesda Marriott Suites	272	$109.22	$159.23	(31.4)%	22.9%	54.1%	(31.2)%	$25.01	$86.18	(71.0)%
Cavallo Point, The Lodge at the Golden Gate	142	$491.29	$490.01	0.3%	7.3%	56.0%	(48.7)%	$35.83	$274.28	(86.9)%
Courtyard Denver Downtown	177	$89.75	$173.06	(48.1)%	27.1%	57.1%	(30.0)%	$24.29	$98.88	(75.4)%
Courtyard New York Manhattan/Midtown East	321	$120.60	$166.07	(27.4)%	36.7%	93.4%	(56.7)%	$44.24	$155.06	(71.5)%
Havana Cabana Key West	106	$201.27	$260.62	(22.8)%	78.2%	96.5%	(18.3)%	$157.41	$251.42	(37.4)%
Hilton Boston Downtown/Faneuil Hall	403	$94.52	$185.23	(49.0)%	14.1%	77.3%	(63.2)%	$13.32	$143.11	(90.7)%
Hilton Burlington Lake Champlain	258	$109.44	$129.75	(15.7)%	22.5%	51.7%	(29.2)%	$24.63	$67.11	(63.3)%
Hotel Emblem San Francisco	96	$111.81	$291.71	(61.7)%	7.6%	83.3%	(75.7)%	$8.53	$242.99	(96.5)%
Hotel Palomar Phoenix	242	$129.11	$217.34	(40.6)%	35.8%	81.0%	(45.2)%	$46.16	$176.11	(73.8)%
JW Marriott Denver Cherry Creek	199	$192.34	$227.64	(15.5)%	28.4%	70.6%	(42.2)%	$54.62	$160.63	(66.0)%
Kimpton Shorebreak Resort	157	$202.78	$220.07	(7.9)%	28.5%	68.8%	(40.3)%	$57.71	$151.48	(61.9)%
L'Auberge de Sedona	88	$548.88	$482.16	13.8%	74.0%	73.3%	0.7%	$406.43	$353.31	15.0%
Orchards Inn Sedona	70	$205.51	$184.25	11.5%	44.4%	51.4%	(7.0)%	$91.20	$94.76	(3.8)%
Renaissance Charleston Historic District Hotel	167	$181.27	$193.92	(6.5)%	41.2%	79.3%	(38.1)%	$74.69	$153.75	(51.4)%
Salt Lake City Marriott Downtown at City Creek	510	$103.05	$167.91	(38.6)%	24.1%	60.4%	(36.3)%	$24.88	$101.36	(75.5)%
The Gwen Hotel	311	$169.99	$175.24	(3.0)%	16.0%	73.8%	(57.8)%	$27.22	$129.27	(78.9)%
The Landing Lake Tahoe Resort & Spa	82	$320.32	$292.96	9.3%	39.3%	55.9%	(16.6)%	$126.01	$163.88	(23.1)%
The Lodge at Sonoma Renaissance Resort & Spa	182	$176.35	$213.43	(17.4)%	7.5%	62.3%	(54.8)%	$13.22	$132.93	(90.1)%
Vail Marriott Mountain Resort	344	$306.74	$449.47	(31.8)%	60.7%	71.5%	(10.8)%	$186.31	$321.55	(42.1)%
Westin Boston Waterfront	793	$121.39	$185.32	(34.5)%	10.7%	73.2%	(62.5)%	$12.94	$135.65	(90.5)%
Westin Fort Lauderdale Beach Resort	433	$203.66	$268.31	(24.1)%	49.2%	95.1%	(45.9)%	$100.18	$255.20	(60.7)%
Westin San Diego Downtown	436	$154.43	$178.93	(13.7)%	14.5%	74.8%	(60.3)%	$22.34	$133.81	(83.3)%
Westin Washington D.C. City Center	410	$180.91	$169.08	7.0%	11.7%	74.9%	(63.2)%	$21.25	$126.72	(83.2)%
Worthington Renaissance Fort Worth Hotel	504	$120.27	$197.45	(39.1)%	25.3%	70.6%	(45.3)%	$30.40	$139.37	(78.2)%
Total Open for Entire Period - 26 Hotels	7,205	$192.17	$218.51	(12.1)%	26.6%	72.4%	(45.8)%	$51.09	$158.25	(67.7)%

Total Closed for All or Part of Period - 4 Hotels	2,396	$150.67	$165.12	(8.8)%	0.3%	65.9%	(65.6)%	$0.50	$108.79	(99.5)%

Resorts - 12 Hotels	2,213	$259.26	$290.93	(10.9)%	42.9%	74.4%	(31.5)%	$111.19	$216.52	(48.6)%

Portfolio Total	9,601	$192.00	$206.11	(6.8)%	20.0%	70.8%	(50.8)%	$38.47	$145.90	(73.6)%

	Operating Statistics – January
	Number of Rooms	ADR			Occupancy			RevPAR
		January 2021	January 2019	B/(W) 2019	January 2021	January 2019	B/(W) 2019	January 2021	January 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$94.34	$186.52	(49.4)%	11.1%	65.0%	(53.9)%	$10.48	$121.17	(91.4)%
Barbary Beach House Key West	184	$283.14	$261.30	8.4%	65.4%	89.8%	(24.4)%	$185.05	$234.73	(21.2)%
Bethesda Marriott Suites	272	$109.22	$157.45	(30.6)%	22.9%	62.7%	(39.8)%	$25.01	$98.78	(74.7)%
Cavallo Point, The Lodge at the Golden Gate	142	$491.29	$437.88	12.2%	7.3%	54.6%	(47.3)%	$35.83	$239.14	(85.0)%
Courtyard Denver Downtown	177	$89.75	$176.48	(49.1)%	27.1%	67.2%	(40.1)%	$24.29	$118.69	(79.5)%
Courtyard New York Manhattan/Midtown East	321	$120.60	$171.57	(29.7)%	36.7%	94.2%	(57.5)%	$44.24	$161.63	(72.6)%
Havana Cabana Key West	106	$201.27	$204.88	(1.8)%	78.2%	92.3%	(14.1)%	$157.41	$189.11	(16.8)%
Hilton Boston Downtown/Faneuil Hall	403	$94.52	$170.13	(44.4)%	14.1%	72.1%	(58.0)%	$13.32	$122.67	(89.1)%
Hilton Burlington Lake Champlain	258	$109.44	$122.97	(11.0)%	22.5%	58.0%	(35.5)%	$24.63	$71.32	(65.5)%
Hotel Emblem San Francisco	96	$111.81	$230.11	(51.4)%	7.6%	27.8%	(20.2)%	$8.53	$63.98	(86.7)%
Hotel Palomar Phoenix	242	$129.11	$212.86	(39.3)%	35.8%	82.5%	(46.7)%	$46.16	$175.57	(73.7)%
JW Marriott Denver Cherry Creek	199	$192.34	$247.97	(22.4)%	28.4%	42.2%	(13.8)%	$54.62	$104.60	(47.8)%
Kimpton Shorebreak Resort	157	$202.78	$227.43	(10.8)%	28.5%	65.9%	(37.4)%	$57.71	$149.95	(61.5)%
L'Auberge de Sedona	88	$548.88	$442.31	24.1%	74.0%	74.3%	(0.3)%	$406.43	$328.65	23.7%
Orchards Inn Sedona	70	$205.51	$207.55	(1.0)%	44.4%	55.2%	(10.8)%	$91.20	$114.49	(20.3)%
Renaissance Charleston Historic District Hotel	167	$181.27	$182.21	(0.5)%	41.2%	75.1%	(33.9)%	$74.69	$136.92	(45.4)%
Salt Lake City Marriott Downtown at City Creek	510	$103.05	$170.07	(39.4)%	24.1%	56.2%	(32.1)%	$24.88	$95.52	(74.0)%
The Gwen Hotel	311	$169.99	$174.09	(2.4)%	16.0%	60.6%	(44.6)%	$27.22	$105.55	(74.2)%
The Landing Lake Tahoe Resort & Spa	82	$320.32	$285.63	12.1%	39.3%	55.8%	(16.5)%	$126.01	$159.27	(20.9)%
The Lodge at Sonoma Renaissance Resort & Spa	182	$176.35	$210.54	(16.2)%	7.5%	55.3%	(47.8)%	$13.22	$116.39	(88.6)%
Vail Marriott Mountain Resort	344	$306.74	$406.09	(24.5)%	60.7%	72.8%	(12.1)%	$186.31	$295.69	(37.0)%
Westin Boston Waterfront	793	$121.39	$178.34	(31.9)%	10.7%	49.5%	(38.8)%	$12.94	$88.29	(85.3)%
Westin Fort Lauderdale Beach Resort	433	$203.66	$238.76	(14.7)%	49.2%	90.4%	(41.2)%	$100.18	$215.74	(53.6)%
Westin San Diego Downtown	436	$154.43	$181.97	(15.1)%	14.5%	70.1%	(55.6)%	$22.34	$127.59	(82.5)%
Westin Washington D.C. City Center	410	$180.91	$168.52	7.4%	11.7%	59.3%	(47.6)%	$21.25	$99.96	(78.7)%
Worthington Renaissance Fort Worth Hotel	504	$120.27	$186.92	(35.7)%	25.3%	73.9%	(48.6)%	$30.40	$138.22	(78.0)%
Total Open for Entire Period - 26 Hotels	7,205	$192.17	$208.97	(8.0)%	26.6%	66.6%	(40.0)%	$51.09	$139.26	(63.3)%

Total Closed for All or Part of Period - 4 Hotels	2,396	$150.67	$159.30	(5.4)%	0.3%	59.3%	(59.0)%	$0.50	$94.43	(99.5)%

Resorts - 12 Hotels	2,213	$259.26	$265.81	(2.5)%	42.9%	72.9%	(30.0)%	$111.19	$193.65	(42.6)%

Portfolio Total	9,601	$192.00	$197.62	(2.8)%	20.0%	64.8%	(44.8)%	$38.47	$128.06	(70.0)%

	Operating Statistics – February
	Number of Rooms	ADR			Occupancy			RevPAR
		February 2021	February 2020	B/(W) 2020	February 2021	February 2020	B/(W) 2020	February 2021	February 2020	B/(W) 2020

Atlanta Marriott Alpharetta	318	$91.47	$168.87	(45.8)%	21.2%	69.6%	(48.4)%	$19.38	$117.45	(83.5)%
Barbary Beach House Key West	184	$337.33	$356.05	(5.3)%	89.0%	97.0%	(8.0)%	$300.27	$345.44	(13.1)%
Bethesda Marriott Suites	272	$99.32	$167.90	(40.8)%	15.2%	63.9%	(48.7)%	$15.10	$107.28	(85.9)%
Cavallo Point, The Lodge at the Golden Gate	142	$566.79	$412.20	37.5%	21.5%	65.8%	(44.3)%	$121.74	$271.26	(55.1)%
Courtyard Denver Downtown	177	$94.17	$161.97	(41.9)%	34.6%	56.1%	(21.5)%	$32.59	$90.91	(64.2)%
Courtyard New York Manhattan/Midtown East	321	$125.93	$175.80	(28.4)%	77.1%	93.1%	(16.0)%	$97.11	$163.69	(40.7)%
Havana Cabana Key West	106	$265.75	$306.38	(13.3)%	96.0%	95.3%	0.7%	$255.18	$291.83	(12.6)%
Hilton Boston Downtown/Faneuil Hall	403	$92.90	$182.14	(49.0)%	22.2%	91.0%	(68.8)%	$20.63	$165.80	(87.6)%
Hilton Burlington Lake Champlain	258	$110.20	$142.47	(22.7)%	39.8%	46.4%	(6.6)%	$43.89	$66.07	(33.6)%
Hotel Emblem San Francisco	96	$129.57	$244.12	(46.9)%	13.5%	89.6%	(76.1)%	$17.55	$218.69	(92.0)%
Hotel Palomar Phoenix	242	$149.26	$240.82	(38.0)%	47.2%	93.0%	(45.8)%	$70.51	$224.07	(68.5)%
JW Marriott Denver Cherry Creek	199	$200.25	$231.45	(13.5)%	45.4%	72.8%	(27.4)%	$90.96	$168.52	(46.0)%
Kimpton Shorebreak Resort	157	$227.67	$235.12	(3.2)%	42.7%	81.9%	(39.2)%	$97.26	$192.52	(49.5)%
L'Auberge de Sedona	88	$635.71	$576.02	10.4%	80.8%	81.3%	(0.5)%	$513.68	$468.58	9.6%
Orchards Inn Sedona	70	$210.70	$217.81	(3.3)%	60.2%	73.6%	(13.4)%	$126.85	$160.40	(20.9)%
Renaissance Charleston Historic District Hotel	167	$199.75	$256.80	(22.2)%	54.1%	83.3%	(29.2)%	$108.08	$213.80	(49.4)%
Salt Lake City Marriott Downtown at City Creek	510	$109.24	$168.39	(35.1)%	29.9%	72.9%	(43.0)%	$32.65	$122.76	(73.4)%
The Gwen Hotel	311	$193.21	$209.08	(7.6)%	23.9%	80.9%	(57.0)%	$46.17	$169.09	(72.7)%
The Landing Lake Tahoe Resort & Spa	82	$356.98	$289.77	23.2%	60.1%	60.4%	(0.3)%	$214.56	$175.10	22.5%
The Lodge at Sonoma Renaissance Resort & Spa	182	$216.18	$237.58	(9.0)%	30.6%	58.1%	(27.5)%	$66.13	$137.92	(52.1)%
Vail Marriott Mountain Resort	344	$390.18	$505.81	(22.9)%	77.5%	83.8%	(6.3)%	$302.48	$423.62	(28.6)%
Westin Boston Waterfront	793	$116.34	$192.84	(39.7)%	15.4%	73.5%	(58.1)%	$17.95	$141.65	(87.3)%
Westin Fort Lauderdale Beach Resort	433	$250.08	$306.83	(18.5)%	54.7%	97.7%	(43.0)%	$136.88	$299.75	(54.3)%
Westin San Diego Downtown	436	$138.18	$193.81	(28.7)%	23.0%	81.2%	(58.2)%	$31.74	$157.37	(79.8)%
Westin Washington D.C. City Center	410	$118.84	$195.36	(39.2)%	6.1%	80.2%	(74.1)%	$7.24	$156.67	(95.4)%
Worthington Renaissance Fort Worth Hotel	504	$132.64	$196.26	(32.4)%	29.7%	74.2%	(44.5)%	$39.44	$145.71	(72.9)%
Total Open for Entire Period - 26 Hotels	7,205	$215.29	$235.93	(8.7)%	36.5%	78.1%	(41.6)%	$78.50	$184.31	(57.4)%

Total Closed for Entire Period - 4 Hotels	2,396	$—	$175.71	(100.0)%	—%	74.1%	(74.1)%	$—	$130.28	(100.0)%

Resorts - 12 Hotels	2,213	$306.12	$333.50	(8.2)%	57.8%	79.1%	(21.3)%	$176.80	$263.66	(32.9)%

Portfolio Total	9,601	$215.29	$221.48	(2.8)%	27.4%	77.1%	(49.7)%	$58.91	$170.82	(65.5)%

	Operating Statistics – February
	Number of Rooms	ADR			Occupancy			RevPAR
		February 2021	February 2019	B/(W) 2019	February 2021	February 2019	B/(W) 2019	February 2021	February 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$91.47	$183.15	(50.1)%	21.2%	71.3%	(50.1)%	$19.38	$130.67	(85.2)%
Barbary Beach House Key West	184	$337.33	$318.33	6.0%	89.0%	98.4%	(9.4)%	$300.27	$313.20	(4.1)%
Bethesda Marriott Suites	272	$99.32	$161.61	(38.5)%	15.2%	65.7%	(50.5)%	$15.10	$106.10	(85.8)%
Cavallo Point, The Lodge at the Golden Gate	142	$566.79	$419.28	35.2%	21.5%	71.5%	(50.0)%	$121.74	$299.70	(59.4)%
Courtyard Denver Downtown	177	$94.17	$166.50	(43.4)%	34.6%	73.0%	(38.4)%	$32.59	$121.61	(73.2)%
Courtyard New York Manhattan/Midtown East	321	$125.93	$166.89	(24.5)%	77.1%	89.7%	(12.6)%	$97.11	$149.73	(35.1)%
Havana Cabana Key West	106	$265.75	$262.37	1.3%	96.0%	98.3%	(2.3)%	$255.18	$257.87	(1.0)%
Hilton Boston Downtown/Faneuil Hall	403	$92.90	$167.22	(44.4)%	22.2%	87.9%	(65.7)%	$20.63	$147.06	(86.0)%
Hilton Burlington Lake Champlain	258	$110.20	$135.36	(18.6)%	39.8%	77.0%	(37.2)%	$43.89	$104.22	(57.9)%
Hotel Emblem San Francisco	96	$129.57	$261.09	(50.4)%	13.5%	67.4%	(53.9)%	$17.55	$176.10	(90.0)%
Hotel Palomar Phoenix	242	$149.26	$227.43	(34.4)%	47.2%	88.7%	(41.5)%	$70.51	$201.68	(65.0)%
JW Marriott Denver Cherry Creek	199	$200.25	$242.08	(17.3)%	45.4%	46.7%	(1.3)%	$90.96	$113.06	(19.5)%
Kimpton Shorebreak Resort	157	$227.67	$231.44	(1.6)%	42.7%	78.1%	(35.4)%	$97.26	$180.68	(46.2)%
L'Auberge de Sedona	88	$635.71	$530.55	19.8%	80.8%	78.9%	1.9%	$513.68	$418.58	22.7%
Orchards Inn Sedona	70	$210.70	$217.09	(2.9)%	60.2%	74.1%	(13.9)%	$126.85	$160.82	(21.1)%
Renaissance Charleston Historic District Hotel	167	$199.75	$216.24	(7.6)%	54.1%	87.5%	(33.4)%	$108.08	$189.21	(42.9)%
Salt Lake City Marriott Downtown at City Creek	510	$109.24	$167.98	(35.0)%	29.9%	65.7%	(35.8)%	$32.65	$110.34	(70.4)%
The Gwen Hotel	311	$193.21	$186.35	3.7%	23.9%	74.2%	(50.3)%	$46.17	$138.20	(66.6)%
The Landing Lake Tahoe Resort & Spa	82	$356.98	$284.21	25.6%	60.1%	52.1%	8.0%	$214.56	$148.17	44.8%
The Lodge at Sonoma Renaissance Resort & Spa	182	$216.18	$231.69	(6.7)%	30.6%	66.6%	(36.0)%	$66.13	$154.31	(57.1)%
Vail Marriott Mountain Resort	344	$390.18	$512.31	(23.8)%	77.5%	86.5%	(9.0)%	$302.48	$443.22	(31.8)%
Westin Boston Waterfront	793	$116.34	$188.47	(38.3)%	15.4%	66.9%	(51.5)%	$17.95	$126.05	(85.8)%
Westin Fort Lauderdale Beach Resort	433	$250.08	$269.82	(7.3)%	54.7%	98.2%	(43.5)%	$136.88	$265.05	(48.4)%
Westin San Diego Downtown	436	$138.18	$201.62	(31.5)%	23.0%	79.0%	(56.0)%	$31.74	$159.34	(80.1)%
Westin Washington D.C. City Center	410	$118.84	$183.83	(35.4)%	6.1%	81.3%	(75.2)%	$7.24	$149.39	(95.2)%
Worthington Renaissance Fort Worth Hotel	504	$132.64	$189.34	(29.9)%	29.7%	82.8%	(53.1)%	$39.44	$156.86	(74.9)%
Total Open for Entire Period - 26 Hotels	7,205	$215.29	$225.99	(4.7)%	36.5%	77.8%	(41.3)%	$78.50	$175.81	(55.3)%

Total Closed for Entire Period - 4 Hotels	2,396	$—	$163.11	(100.0)%	—%	67.9%	(67.9)%	$—	$110.73	(100.0)%

Resorts - 12 Hotels	2,213	$306.12	$306.12	—%	57.8%	84.2%	(26.4)%	$176.80	$257.82	(31.4)%

Portfolio Total	9,601	$215.29	$211.84	1.6%	27.4%	75.3%	(47.9)%	$58.91	$159.55	(63.1)%

	Operating Statistics – March
	Number of Rooms	ADR			Occupancy			RevPAR
		March 2021	March 2020	B/(W) 2020	March 2021	March 2020	B/(W) 2020	March 2021	March 2020	B/(W) 2020

Atlanta Marriott Alpharetta	318	$95.91	$161.17	(40.5)%	36.2%	26.7%	9.5%	$34.76	$43.08	(19.3)%
Barbary Beach House Key West	184	$398.85	$352.30	13.2%	95.9%	55.0%	40.9%	$382.56	$193.63	97.6%
Bethesda Marriott Suites	272	$105.74	$204.58	(48.3)%	16.9%	25.3%	(8.4)%	$17.92	$51.73	(65.4)%
Cavallo Point, The Lodge at the Golden Gate	142	$548.33	$417.53	31.3%	29.4%	18.7%	10.7%	$161.44	$77.97	107.1%
Courtyard Denver Downtown	177	$96.68	$180.37	(46.4)%	45.3%	26.5%	18.8%	$43.82	$47.86	(8.4)%
Courtyard New York Manhattan/Midtown East	321	$128.77	$154.02	(16.4)%	88.1%	44.6%	43.5%	$113.49	$68.70	65.2%
Havana Cabana Key West	106	$305.58	$300.99	1.5%	98.7%	51.6%	47.1%	$301.58	$155.44	94.0%
Hilton Boston Downtown/Faneuil Hall	403	$122.47	$236.94	(48.3)%	27.5%	30.3%	(2.8)%	$33.67	$71.82	(53.1)%
Hilton Burlington Lake Champlain	258	$123.03	$125.97	(2.3)%	36.6%	20.6%	16.0%	$44.98	$26.00	73.0%
Hotel Emblem San Francisco	96	$133.06	$192.15	(30.8)%	24.3%	29.9%	(5.6)%	$32.28	$57.40	(43.8)%
Hotel Palomar Phoenix	242	$157.32	$236.43	(33.5)%	66.0%	41.4%	24.6%	$103.91	$97.92	6.1%
JW Marriott Denver Cherry Creek	199	$206.96	$240.05	(13.8)%	44.9%	26.9%	18.0%	$92.93	$64.55	44.0%
Kimpton Shorebreak Resort	157	$244.57	$233.92	4.6%	58.8%	32.9%	25.9%	$143.87	$77.04	86.7%
L'Auberge de Sedona	88	$926.39	$646.23	43.4%	87.4%	38.4%	49.0%	$809.91	$248.02	226.6%
Orchards Inn Sedona	70	$307.32	$246.69	24.6%	81.9%	42.1%	39.8%	$251.80	$103.79	142.6%
Renaissance Charleston Historic District Hotel	167	$243.21	$283.05	(14.1)%	74.9%	35.7%	39.2%	$182.23	$100.93	80.6%
Salt Lake City Marriott Downtown at City Creek	510	$110.78	$187.37	(40.9)%	37.4%	22.0%	15.4%	$41.44	$41.24	0.5%
The Gwen Hotel	311	$200.56	$195.04	2.8%	30.5%	29.6%	0.9%	$61.24	$57.72	6.1%
The Landing Lake Tahoe Resort & Spa	82	$331.46	$237.09	39.8%	50.1%	26.4%	23.7%	$166.12	$62.49	165.8%
The Lodge at Sonoma Renaissance Resort & Spa	182	$222.66	$262.86	(15.3)%	45.2%	18.2%	27.0%	$100.72	$47.80	110.7%
Vail Marriott Mountain Resort	344	$407.13	$419.42	(2.9)%	83.0%	35.6%	47.4%	$338.11	$149.30	126.5%
Westin Boston Waterfront	793	$120.95	$228.38	(47.0)%	18.9%	33.8%	(14.9)%	$22.83	$77.19	(70.4)%
Westin Fort Lauderdale Beach Resort	433	$298.88	$235.40	27.0%	63.8%	50.0%	13.8%	$190.58	$117.73	61.9%
Westin San Diego Downtown	436	$137.35	$194.92	(29.5)%	28.5%	45.4%	(16.9)%	$39.17	$88.49	(55.7)%
Westin Washington D.C. City Center	410	$129.54	$252.93	(48.8)%	8.2%	27.0%	(18.8)%	$10.62	$68.22	(84.4)%
Worthington Renaissance Fort Worth Hotel	504	$146.79	$186.37	(21.2)%	49.1%	29.0%	20.1%	$72.01	$53.98	33.4%
Total Open for Entire Period - 26 Hotels	7,205	$232.94	$238.45	(2.3)%	44.5%	33.0%	11.5%	$103.54	$78.74	31.5%

Total Closed for Entire Period - 4 Hotels	2,396	$51.67	$186.55	(72.3)%	—%	23.4%	(23.4)%	$—	$43.61	(100.0)%

Resorts - 12 Hotels	2,213	$350.43	$303.66	15.4%	65.7%	36.3%	29.4%	$230.27	$110.30	108.8%

Portfolio Total	9,601	$232.94	$228.56	1.9%	33.4%	30.6%	2.8%	$77.70	$69.97	11.0%

	Operating Statistics – March
	Number of Rooms	ADR			Occupancy			RevPAR
		March 2021	March 2019	B/(W) 2019	March 2021	March 2019	B/(W) 2019	March 2021	March 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$95.91	$164.40	(41.7)%	36.2%	75.1%	(38.9)%	$34.76	$123.51	(71.9)%
Barbary Beach House Key West	184	$398.85	$348.62	14.4%	95.9%	94.4%	1.5%	$382.56	$329.06	16.3%
Bethesda Marriott Suites	272	$105.74	$195.21	(45.8)%	16.9%	67.6%	(50.7)%	$17.92	$131.89	(86.4)%
Cavallo Point, The Lodge at the Golden Gate	142	$548.33	$456.06	20.2%	29.4%	64.8%	(35.4)%	$161.44	$295.48	(45.4)%
Courtyard Denver Downtown	177	$96.68	$172.57	(44.0)%	45.3%	79.6%	(34.3)%	$43.82	$137.28	(68.1)%
Courtyard New York Manhattan/Midtown East	321	$128.77	$229.34	(43.9)%	88.1%	91.9%	(3.8)%	$113.49	$210.74	(46.1)%
Havana Cabana Key West	106	$305.58	$295.56	3.4%	98.7%	93.9%	4.8%	$301.58	$277.48	8.7%
Hilton Boston Downtown/Faneuil Hall	403	$122.47	$246.55	(50.3)%	27.5%	91.0%	(63.5)%	$33.67	$224.25	(85.0)%
Hilton Burlington Lake Champlain	258	$123.03	$132.42	(7.1)%	36.6%	77.6%	(41.0)%	$44.98	$102.76	(56.2)%
Hotel Emblem San Francisco	96	$133.06	$242.20	(45.1)%	24.3%	78.0%	(53.7)%	$32.28	$188.98	(82.9)%
Hotel Palomar Phoenix	242	$157.32	$255.69	(38.5)%	66.0%	93.6%	(27.6)%	$103.91	$239.33	(56.6)%
JW Marriott Denver Cherry Creek	199	$206.96	$234.19	(11.6)%	44.9%	50.7%	(5.8)%	$92.93	$118.71	(21.7)%
Kimpton Shorebreak Resort	157	$244.57	$248.95	(1.8)%	58.8%	82.1%	(23.3)%	$143.87	$204.29	(29.6)%
L'Auberge de Sedona	88	$926.39	$725.19	27.7%	87.4%	87.9%	(0.5)%	$809.91	$637.20	27.1%
Orchards Inn Sedona	70	$307.32	$311.28	(1.3)%	81.9%	92.4%	(10.5)%	$251.80	$287.75	(12.5)%
Renaissance Charleston Historic District Hotel	167	$243.21	$300.78	(19.1)%	74.9%	89.2%	(14.3)%	$182.23	$268.28	(32.1)%
Salt Lake City Marriott Downtown at City Creek	510	$110.78	$183.11	(39.5)%	37.4%	56.3%	(18.9)%	$41.44	$103.06	(59.8)%
The Gwen Hotel	311	$200.56	$203.03	(1.2)%	30.5%	76.8%	(46.3)%	$61.24	$155.90	(60.7)%
The Landing Lake Tahoe Resort & Spa	82	$331.46	$257.28	28.8%	50.1%	51.1%	(1.0)%	$166.12	$131.39	26.4%
The Lodge at Sonoma Renaissance Resort & Spa	182	$222.66	$255.89	(13.0)%	45.2%	63.0%	(17.8)%	$100.72	$161.24	(37.5)%
Vail Marriott Mountain Resort	344	$407.13	$405.23	0.5%	83.0%	88.2%	(5.2)%	$338.11	$357.24	(5.4)%
Westin Boston Waterfront	793	$120.95	$227.40	(46.8)%	18.9%	80.1%	(61.2)%	$22.83	$182.22	(87.5)%
Westin Fort Lauderdale Beach Resort	433	$298.88	$254.49	17.4%	63.8%	98.1%	(34.3)%	$190.58	$249.64	(23.7)%
Westin San Diego Downtown	436	$137.35	$186.42	(26.3)%	28.5%	83.6%	(55.1)%	$39.17	$155.85	(74.9)%
Westin Washington D.C. City Center	410	$129.54	$235.89	(45.1)%	8.2%	92.3%	(84.1)%	$10.62	$217.66	(95.1)%
Worthington Renaissance Fort Worth Hotel	504	$146.79	$188.07	(21.9)%	49.1%	81.8%	(32.7)%	$72.01	$153.90	(53.2)%
Total Open for Entire Period - 26 Hotels	7,205	$232.94	$244.26	(4.6)%	44.5%	80.7%	(36.2)%	$103.54	$197.17	(47.5)%

Total Closed for Entire Period - 4 Hotels	2,396	$51.67	$207.81	(75.1)%	—%	76.1%	(76.1)%	$—	$158.08	(100.0)%

Resorts - 12 Hotels	2,213	$350.43	$311.68	12.4%	65.7%	84.6%	(18.9)%	$230.27	$263.57	(12.6)%

Portfolio Total	9,601	$232.94	$235.55	(1.1)%	33.4%	79.6%	(46.2)%	$77.70	$187.40	(58.5)%

	Operating Statistics – First Quarter
	Number of Rooms	ADR			Occupancy			RevPAR
		1Q 2021	1Q 2020	B/(W) 2020	1Q 2021	1Q 2020	B/(W) 2020	1Q 2021	1Q 2020	B/(W) 2020

Atlanta Marriott Alpharetta	318	$94.37	$173.72	(45.7)%	22.9%	51.4%	(28.5)%	$21.61	$89.35	(75.8)%
Barbary Beach House Key West	184	$347.09	$328.93	5.5%	83.2%	81.8%	1.4%	$288.93	$269.09	7.4%
Bethesda Marriott Suites	272	$105.58	$171.19	(38.3)%	18.5%	47.4%	(28.9)%	$19.49	$81.17	(76.0)%
Cavallo Point, The Lodge at the Golden Gate	142	$547.30	$444.90	23.0%	19.3%	46.4%	(27.1)%	$105.82	$206.44	(48.7)%
Courtyard Denver Downtown	177	$94.11	$170.21	(44.7)%	35.7%	46.4%	(10.7)%	$33.60	$78.96	(57.4)%
Courtyard New York Manhattan/Midtown East	321	$126.21	$167.45	(24.6)%	67.0%	76.7%	(9.7)%	$84.54	$128.39	(34.2)%
Havana Cabana Key West	106	$261.53	$286.60	(8.7)%	90.8%	80.8%	10.0%	$237.49	$231.60	2.5%
Hilton Boston Downtown/Faneuil Hall	403	$106.46	$192.00	(44.6)%	21.2%	65.7%	(44.5)%	$22.60	$126.06	(82.1)%
Hilton Burlington Lake Champlain	258	$114.95	$133.84	(14.1)%	32.7%	39.4%	(6.7)%	$37.63	$52.78	(28.7)%
Hotel Emblem San Francisco	96	$128.42	$256.36	(49.9)%	15.2%	67.1%	(51.9)%	$19.52	$172.02	(88.7)%
Hotel Palomar Phoenix	242	$147.96	$230.87	(35.9)%	49.8%	71.4%	(21.6)%	$73.63	$164.76	(55.3)%
JW Marriott Denver Cherry Creek	199	$200.92	$231.22	(13.1)%	39.4%	56.4%	(17.0)%	$79.12	$130.42	(39.3)%
Kimpton Shorebreak Resort	157	$229.94	$229.09	0.4%	43.4%	60.8%	(17.4)%	$99.69	$139.20	(28.4)%
L'Auberge de Sedona	88	$716.68	$553.74	29.4%	80.8%	64.0%	16.8%	$578.77	$354.18	63.4%
Orchards Inn Sedona	70	$253.24	$214.66	18.0%	62.2%	55.3%	6.9%	$157.61	$118.75	32.7%
Renaissance Charleston Historic District Hotel	167	$214.87	$235.80	(8.9)%	56.8%	65.7%	(8.9)%	$122.12	$154.89	(21.2)%
Salt Lake City Marriott Downtown at City Creek	510	$108.20	$170.97	(36.7)%	30.5%	51.3%	(20.8)%	$33.00	$87.70	(62.4)%
The Gwen Hotel	311	$191.04	$192.82	(0.9)%	23.5%	61.0%	(37.5)%	$44.84	$117.59	(61.9)%
The Landing Lake Tahoe Resort & Spa	82	$338.05	$281.05	20.3%	49.5%	47.3%	2.2%	$167.37	$132.92	25.9%
The Lodge at Sonoma Renaissance Resort & Spa	182	$216.11	$229.83	(6.0)%	27.7%	45.9%	(18.2)%	$59.82	$105.52	(43.3)%
Vail Marriott Mountain Resort	344	$373.06	$467.50	(20.2)%	73.6%	63.2%	10.4%	$274.74	$295.40	(7.0)%
Westin Boston Waterfront	793	$119.58	$196.54	(39.2)%	15.0%	59.9%	(44.9)%	$17.91	$117.65	(84.8)%
Westin Fort Lauderdale Beach Resort	433	$255.18	$276.24	(7.6)%	55.9%	80.6%	(24.7)%	$142.74	$222.56	(35.9)%
Westin San Diego Downtown	436	$141.50	$188.39	(24.9)%	22.0%	66.8%	(44.8)%	$31.06	$125.88	(75.3)%
Westin Washington D.C. City Center	410	$150.94	$193.00	(21.8)%	8.8%	60.3%	(51.5)%	$13.23	$116.33	(88.6)%
Worthington Renaissance Fort Worth Hotel	504	$136.41	$195.06	(30.1)%	34.9%	57.6%	(22.7)%	$47.54	$112.30	(57.7)%
Total Open for Entire Period - 26 Hotels	7,205	$216.93	$229.33	(5.4)%	35.8%	60.8%	(25.0)%	$77.68	$139.47	(44.3)%

Total Closed for All or Part of Period - 4 Hotels	2,396	$148.58	$172.91	(14.1)%	0.1%	54.0%	(53.9)%	$0.17	$93.43	(99.8)%

Resorts - 12 Hotels	2,213	$311.73	$310.48	0.4%	55.4%	62.9%	(7.5)%	$172.62	$195.36	(11.6)%

Portfolio Total	9,601	$216.85	$216.46	0.2%	26.9%	59.1%	(32.2)%	$58.34	$127.98	(54.4)%

	Operating Statistics – First Quarter
	Number of Rooms	ADR			Occupancy			RevPAR
		1Q 2021	1Q 2019	B/(W) 2019	1Q 2021	1Q 2019	B/(W) 2019	1Q 2021	1Q 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$94.37	$177.33	(46.8)%	22.9%	70.5%	(47.6)%	$21.61	$124.93	(82.7)%
Barbary Beach House Key West	184	$347.09	$310.04	12.0%	83.2%	94.1%	(10.9)%	$288.93	$291.63	(0.9)%
Bethesda Marriott Suites	272	$105.58	$172.21	(38.7)%	18.5%	65.3%	(46.8)%	$19.49	$112.46	(82.7)%
Cavallo Point, The Lodge at the Golden Gate	142	$547.30	$437.76	25.0%	19.3%	63.4%	(44.1)%	$105.82	$277.38	(61.9)%
Courtyard Denver Downtown	177	$94.11	$171.92	(45.3)%	35.7%	73.3%	(37.6)%	$33.60	$126.00	(73.3)%
Courtyard New York Manhattan/Midtown East	321	$126.21	$190.02	(33.6)%	67.0%	92.0%	(25.0)%	$84.54	$174.85	(51.6)%
Havana Cabana Key West	106	$261.53	$254.41	2.8%	90.8%	94.7%	(3.9)%	$237.49	$240.94	(1.4)%
Hilton Boston Downtown/Faneuil Hall	403	$106.46	$197.84	(46.2)%	21.2%	83.5%	(62.3)%	$22.60	$165.25	(86.3)%
Hilton Burlington Lake Champlain	258	$114.95	$130.74	(12.1)%	32.7%	70.7%	(38.0)%	$37.63	$92.39	(59.3)%
Hotel Emblem San Francisco	96	$128.42	$247.10	(48.0)%	15.2%	57.5%	(42.3)%	$19.52	$142.06	(86.3)%
Hotel Palomar Phoenix	242	$147.96	$233.06	(36.5)%	49.8%	88.2%	(38.4)%	$73.63	$205.66	(64.2)%
JW Marriott Denver Cherry Creek	199	$200.92	$240.96	(16.6)%	39.4%	46.5%	(7.1)%	$79.12	$112.09	(29.4)%
Kimpton Shorebreak Resort	157	$229.94	$236.80	(2.9)%	43.4%	75.3%	(31.9)%	$99.69	$178.23	(44.1)%
L'Auberge de Sedona	88	$716.68	$575.73	24.5%	80.8%	80.4%	0.4%	$578.77	$462.91	25.0%
Orchards Inn Sedona	70	$253.24	$255.22	(0.8)%	62.2%	73.9%	(11.7)%	$157.61	$188.58	(16.4)%
Renaissance Charleston Historic District Hotel	167	$214.87	$236.72	(9.2)%	56.8%	83.8%	(27.0)%	$122.12	$198.44	(38.5)%
Salt Lake City Marriott Downtown at City Creek	510	$108.20	$173.62	(37.7)%	30.5%	59.2%	(28.7)%	$33.00	$102.73	(67.9)%
The Gwen Hotel	311	$191.04	$188.98	1.1%	23.5%	70.4%	(46.9)%	$44.84	$133.05	(66.3)%
The Landing Lake Tahoe Resort & Spa	82	$338.05	$275.79	22.6%	49.5%	53.0%	(3.5)%	$167.37	$146.21	14.5%
The Lodge at Sonoma Renaissance Resort & Spa	182	$216.11	$233.68	(7.5)%	27.7%	61.5%	(33.8)%	$59.82	$143.63	(58.4)%
Vail Marriott Mountain Resort	344	$373.06	$440.49	(15.3)%	73.6%	82.4%	(8.8)%	$274.74	$362.79	(24.3)%
Westin Boston Waterfront	793	$119.58	$202.24	(40.9)%	15.0%	65.5%	(50.5)%	$17.91	$132.39	(86.5)%
Westin Fort Lauderdale Beach Resort	433	$255.18	$254.27	0.4%	55.9%	95.5%	(39.6)%	$142.74	$242.76	(41.2)%
Westin San Diego Downtown	436	$141.50	$189.85	(25.5)%	22.0%	77.5%	(55.5)%	$31.06	$147.20	(78.9)%
Westin Washington D.C. City Center	410	$150.94	$201.14	(25.0)%	8.8%	77.5%	(68.7)%	$13.23	$155.88	(91.5)%
Worthington Renaissance Fort Worth Hotel	504	$136.41	$188.12	(27.5)%	34.9%	79.4%	(44.5)%	$47.54	$149.42	(68.2)%
Total Open for Entire Period - 26 Hotels	7,205	$216.93	$227.55	(4.7)%	35.8%	75.0%	(39.2)%	$77.68	$170.58	(54.5)%

Total Closed for All or Part of Period - 4 Hotels	2,396	$148.58	$179.25	(17.1)%	0.1%	67.7%	(67.6)%	$0.17	$121.42	(99.9)%

Resorts - 12 Hotels	2,213	$311.73	$295.55	5.5%	55.4%	80.4%	(25.0)%	$172.62	$237.70	(27.4)%

Portfolio Total	9,601	$216.85	$216.38	0.2%	26.9%	73.2%	(46.3)%	$58.34	$158.30	(63.1)%

Hotel Adjusted EBITDA Reconciliation
		First Quarter 2021
				Plus:	Plus:	Plus:	Equals:
	Days of Operation	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	90	$762	$(652)	$348	$—	$—	$(304)
Barbary Beach House Key West	90	$6,035	$2,533	$711	$—	$—	$3,244
Bethesda Marriott Suites	90	$554	$(2,655)	$523	$—	$1,501	$(631)
Cavallo Point, The Lodge at the Golden Gate	90	$2,878	$(1,731)	$1,838	$—	$94	$201
Chicago Marriott Downtown Magnificent Mile	2	$114	$(7,336)	$4,106	$43	$(397)	$(3,584)
Courtyard Denver Downtown	90	$692	$(462)	$383	$—	$—	$(79)
Courtyard New York Manhattan/Fifth Avenue	—	$52	$(1,657)	$329	$—	$253	$(1,075)
Courtyard New York Manhattan/Midtown East	90	$2,465	$(2,643)	$485	$924	$—	$(1,234)
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$—	$—	$—	$—	$—	$—
Havana Cabana Key West	90	$3,118	$1,178	$266	$—	$—	$1,444
Hilton Boston Downtown/Faneuil Hall	90	$835	$(2,819)	$1,095	$—	$—	$(1,724)
Hilton Burlington Lake Champlain	90	$968	$(895)	$649	$—	$—	$(246)
Hilton Garden Inn New York/Times Square Central	—	$(1)	$(2,252)	$839	$—	$—	$(1,413)
Hotel Emblem San Francisco	90	$208	$(772)	$308	$—	$—	$(464)
Hotel Palomar Phoenix	90	$2,542	$(513)	$679	$—	$286	$452
JW Marriott Denver Cherry Creek	90	$2,420	$(1,510)	$793	$657	$5	$(55)
Kimpton Shorebreak Resort	90	$2,098	$(119)	$410	$—	$—	$291
L'Auberge de Sedona	90	$6,478	$1,755	$543	$—	$—	$2,298
Orchards Inn Sedona	90	$1,782	$478	$82	$—	$42	$602
Renaissance Charleston Historic District Hotel	90	$2,246	$120	$453	$—	$—	$573
Salt Lake City Marriott Downtown at City Creek	90	$2,118	$(1,064)	$527	$517	$—	$(20)
The Gwen Hotel	90	$1,937	$(2,145)	$1,095	$—	$—	$(1,050)
The Landing Lake Tahoe Resort & Spa	90	$1,609	$193	$416	$—	$—	$609
The Lexington Hotel	—	$42	$(5,162)	$1,925	$6	$8	$(3,223)
The Lodge at Sonoma Renaissance Resort & Spa	90	$1,434	$(1,218)	$545	$265	$—	$(408)
Vail Marriott Mountain Resort	90	$11,275	$5,054	$901	$—	$—	$5,955
Westin Boston Waterfront	90	$1,363	$(7,997)	$2,546	$2,072	$(122)	$(3,501)
Westin Fort Lauderdale Beach Resort	90	$11,073	$2,448	$1,063	$—	$—	$3,511
Westin San Diego Downtown	90	$1,492	$(2,217)	$845	$600	$—	$(772)
Westin Washington D.C. City Center	90	$556	$(3,123)	$1,147	$616	$—	$(1,360)
Worthington Renaissance Fort Worth Hotel	90	$3,792	$(2,462)	$1,112	$745	$2	$(603)
Total		$72,937	$(37,645)	$26,962	$6,445	$1,672	$(2,568)

(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.

Hotel Adjusted EBITDA Reconciliation
	First Quarter 2020
				Plus:	Plus:	Plus:	Equals:
	Days of Operation	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	91	$3,980	$745	$374	$—	$—	$1,119
Barbary Beach House Key West	82	$5,400	$1,332	$678	$—	$—	$2,010
Bethesda Marriott Suites	91	$2,735	$(2,097)	$529	$—	$1,514	$(54)
Cavallo Point, The Lodge at the Golden Gate	76	$7,716	$(1,067)	$1,869	$—	$94	$896
Chicago Marriott Downtown Magnificent Mile	91	$13,602	$(7,564)	$4,224	$53	$(397)	$(3,684)
Courtyard Denver Downtown	79	$1,468	$(2)	$343	$—	$—	$341
Courtyard New York Manhattan/Fifth Avenue	86	$2,278	$(1,494)	$451	$—	$253	$(790)
Courtyard New York Manhattan/Midtown East	91	$3,982	$(2,755)	$721	$951	$—	$(1,083)
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$—	$—	$—	$—	$—	$—
Havana Cabana Key West	82	$2,717	$877	$253	$—	$—	$1,130
Hilton Boston Downtown/Faneuil Hall	82	$5,265	$(1,044)	$1,227	$—	$—	$183
Hilton Burlington Lake Champlain	90	$1,696	$(824)	$506	$—	$—	$(318)
Hilton Garden Inn New York/Times Square Central	88	$3,180	$(1,928)	$847	$—	$—	$(1,081)
Hotel Emblem San Francisco	82	$1,835	$6	$287	$—	$—	$293
Hotel Palomar Phoenix	90	$6,416	$1,401	$673	$38	$293	$2,405
JW Marriott Denver Cherry Creek	81	$3,405	$(1,293)	$807	$678	$6	$198
Kimpton Shorebreak Resort	91	$3,212	$93	$411	$—	$27	$531
L'Auberge de Sedona	91	$4,639	$(606)	$738	$—	$—	$132
Orchards Inn Sedona	90	$1,252	$(190)	$217	$—	$42	$69
Renaissance Charleston Historic District Hotel	91	$2,894	$215	$427	$—	$(32)	$610
Salt Lake City Marriott Downtown at City Creek	91	$6,725	$992	$559	$592	$—	$2,143
The Gwen Hotel	90	$4,687	$(1,549)	$1,113	$—	$—	$(436)
The Landing Lake Tahoe Resort & Spa	82	$1,714	$(414)	$410	$—	$—	$(4)
The Lexington Hotel	88	$8,647	$(7,331)	$3,621	$5	$8	$(3,697)
The Lodge at Sonoma Renaissance Resort & Spa	80	$3,554	$(1,102)	$453	$275	$—	$(374)
Vail Marriott Mountain Resort	79	$12,480	$3,903	$1,110	$—	$—	$5,013
Westin Boston Waterfront	84	$16,130	$(3,781)	$2,609	$2,138	$(60)	$906
Westin Fort Lauderdale Beach Resort	91	$16,787	$5,946	$1,052	$—	$—	$6,998
Westin San Diego Downtown	91	$7,600	$611	$1,137	$622	$—	$2,370
Westin Washington D.C. City Center	91	$5,362	$(1,573)	$1,318	$645	$—	$390
Worthington Renaissance Fort Worth Hotel	91	$8,637	$(298)	$1,136	$769	$2	$1,609
Total		$169,995	$(20,791)	$30,100	$6,766	$1,750	$17,819

(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.

Hotel Adjusted EBITDA Reconciliation
	First Quarter 2019
				Plus:	Plus:	Plus:	Equals:
	Days of Operation	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	90	$5,311	$1,579	$475	$—	$—	$2,054
Barbary Beach House Key West	90	$5,794	$2,395	$338	$—	$—	$2,733
Bethesda Marriott Suites	90	$3,937	$(971)	$478	$—	$1,525	$1,032
Cavallo Point, The Lodge at the Golden Gate	90	$9,247	$(221)	$1,941	$—	$31	$1,751
Chicago Marriott Downtown Magnificent Mile	90	$16,131	$(4,067)	$4,129	$71	$(397)	$(264)
Courtyard Denver Downtown	90	$2,245	$548	$296	$—	$—	$844
Courtyard New York Manhattan/Fifth Avenue	90	$2,884	$(905)	$441	$—	$253	$(211)
Courtyard New York Manhattan/Midtown East	90	$5,256	$(1,621)	$692	$958	$—	$29
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$—	$8,822	$—	$—	$—	$8,822
Havana Cabana Key West	90	$2,916	$1,202	$245	$—	$—	$1,447
Hilton Boston Downtown/Faneuil Hall	90	$6,672	$(87)	$1,244	$—	$—	$1,157
Hilton Burlington Lake Champlain	90	$2,916	$44	$499	$—	$—	$543
Hilton Garden Inn New York/Times Square Central	90	$4,624	$(670)	$844	$—	$—	$174
Hotel Emblem San Francisco	90	$1,349	$(256)	$275	$—	$—	$19
Hotel Palomar Phoenix	90	$7,613	$2,075	$666	$38	$296	$3,075
JW Marriott Denver Cherry Creek	90	$2,676	$(1,477)	$541	$683	$6	$(247)
Kimpton Shorebreak Resort	90	$3,940	$586	$349	$—	$41	$976
L'Auberge de Sedona	90	$5,954	$859	$508	$—	$—	$1,367
Orchards Inn Sedona	90	$1,878	$274	$238	$—	$42	$554
Renaissance Charleston Historic District Hotel	90	$3,483	$890	$403	$—	$(32)	$1,261
Salt Lake City Marriott Downtown at City Creek	90	$6,874	$1,058	$530	$604	$—	$2,192
The Gwen Hotel	90	$5,056	$(1,559)	$1,058	$—	$—	$(501)
The Landing Lake Tahoe Resort & Spa	90	$1,753	$(460)	$376	$—	$—	$(84)
The Lexington Hotel	90	$11,265	$(4,421)	$3,530	$4	$8	$(879)
The Lodge at Sonoma Renaissance Resort & Spa	90	$4,529	$(336)	$535	$279	$—	$478
Vail Marriott Mountain Resort	90	$15,395	$6,545	$990	$—	$—	$7,535
Westin Boston Waterfront	90	$17,742	$(2,045)	$2,413	$2,156	$(60)	$2,464
Westin Fort Lauderdale Beach Resort	90	$17,500	$5,952	$1,545	$—	$—	$7,497
Westin San Diego Downtown	90	$8,645	$1,701	$1,126	$631	$—	$3,458
Westin Washington D.C. City Center	90	$7,094	$(235)	$1,322	$661	$—	$1,748
Worthington Renaissance Fort Worth Hotel	90	$11,696	$3,182	$969	$775	$2	$4,928
Total		$202,375	$18,381	$28,996	$6,860	$1,715	$55,929
Less: Frenchman's Reef & Morning Star Marriott Beach Resort		$—	$(8,822)	$—	$—	$—	$(8,822)
Comparable Total		$202,375	$9,559	$28,996	$6,860	$1,715	$47,107

(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.